UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2017

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas

75225

(Address of principal executive offices) (Zip Code)

(972) 483-2400

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 23, 2017, the board of directors (the “Board”) of TIER REIT, Inc. (the “Company”) voted to increase the size of the Board from six to seven members and appointed Kent Griffin to fill the vacancy created thereby.  Mr. Griffin was not elected pursuant to any arrangement or understanding between himself and any other person, and the Board determined that Mr. Griffin qualifies as an independent director pursuant to the rules of the New York Stock Exchange.

In connection with his appointment to the Board, Mr. Griffin is expected to be granted restricted stock units with a value of approximately $16,667 based on the closing stock price of the Company’s common stock as of January 23, 2017.  Such restricted stock units are expected to vest 13 months after the grant date.

Mr. Griffin joins the Company’s board of directors with extensive experience in real estate operations, corporate finance and capital markets and currently serves in a variety of advisory roles related to capital investment and strategy.  Mr. Griffin served from 2008 to 2015 as President and Chief Operating Officer of BioMed Realty (Former NYSE: BMR), a leading provider of real estate for the life science industry, based in San Diego.  Mr. Griffin joined BioMed Realty as Chief Financial Officer in 2006.  Previously, Mr. Griffin worked as an investment banker for J.P.Morgan in New York and San Francisco and for Raymond James in St. Petersburg.  Mr. Griffin also served in a variety of attest and advisory positions for Arthur Andersen as part of their real estate services group. Mr. Griffin is a Certified Public Accountant (inactive status), holds an MBA from the University of North Carolina at Chapel Hill, and holds a BSBA from Wake Forest University.

Mr. Griffin is a member of the Board of Advisors for BioMed Ventures and Pilot Mountain Ventures (investment funds).  In addition to serving on the Board of Directors for Charleston Waterkeeper, Mr. Griffin is a member of the Board of Advisors for the Leonard W. Wood Center for Real Estate Studies and is on the Board of Visitors for the Wake Forest University School of Business.

Item 7.01     Regulation FD Disclosure.

On January 23, 2017, the Company issued a press release with respect to the appointment of Kent Griffin to the Board, as well as the intent of Charles G. Dannis to not stand for re-election as a director at the Company’s 2017 Annual Meeting of Stockholders.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

99.1    Press Release, dated January 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.

Date: January 23, 2017	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President
and Secretary

Exhibit Index

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated January 23, 2017